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                                                                   Exhibit 10.5


                              EMPLOYMENT AGREEMENT

          This Employment Agreement, dated as of 12-17-96, 1996 (this "Agreement"), is made and entered into by and between Steven P. Taylor, an individual resident of the State of Oregon ("Executive"), and Brim, Inc., an Oregon corporation (the "Company").

                                    Recitals

          1. The Company desires to secure the services of Executive as an employee of the Company for the period provided in this Agreement.

          2. Executive is willing to enter into this Agreement for such period and on the terms and conditions hereinafter set forth.

          3. This Agreement is being entered into in connection with the transactions contemplated by that certain Investment Agreement (the "Agreement") dated as 12-17-96, 1996 among the Company, and Golder, Thoma, Cressey, Rauner Fund IV, L.P. and its designees.

                                   Agreement

          In consideration of the promises and covenants herein contained, the Company and Executive hereby agree as follows:

         Section 1. Employment. During the term of employment set forth in
Section 2 of this Agreement, the Company shall employ Executive, and Executive shall serve, as a Senior Vice President of the Company, or shall serve in such other similar capacity, with such other similar title, as the Company shall reasonably determine from time to time consistent with the skills and experience of Executive. Executive agrees to perform faithfully his duties under this Agreement to the best of his ability.

         SECTION 2. Terms and Place of Employment. Executive's term of employment under this Agreement shall be for a period of three years commencing on the date hereof, unless sooner terminated as provided in Section 8 below (the "Term"). Executive shall perform his duties principally in Portland, Oregon, and shall not be required to change his place of residence in connection with his employment hereunder. The Company maintains its executive offices in Brentwood, Tennessee. Executive may be required from time to travel to Brentwood, Tennessee in the performance of his duties, but shall not be obligated to stay for any extended period in Tennessee.
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          Section 3. Compensation.

          (a) Base Salary. For all services to be rendered by Executive to the Company under this Agreement, the Company shall pay to Executive the base salary described in Schedule A to this Agreement payable in accordance with the Company's standard payroll practices (the "Base Salary").

          (b) Bonus. In addition to the Base Salary, Executive shall be eligible for an annual bonus as described in Schedule A to this Agreement, (the "Bonus").

          Section 4. Benefits. During the term of employment hereunder, Executive shall be entitled, to the extent that he is otherwise eligible, to participate in the benefits listed on Schedule A attached hereto with such changes as may be adopted from time to time for all similarly situated officers of the Company. In addition, the Company shall honor any sick leave and vacation time of Executive whether earned or accrued or unpaid as of the date of this Agreement.

          Section 5. Reimbursement of Expenses. The parties recognize that in the course of performing his duties hereunder, Executive will necessarily incur out-of-pocket expenses for the account of the Company. Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred by him in the performance of duties hereunder and in keeping with Company policies, upon submission of an adequate accounting for such expenses.

          Section 6. Covenant Not to Compete.

          (a) During the Term of this Agreement, Executive shall not, directly or indirectly, whether as an employee, consultant, partner or in any other corporate or representative capacity, (i) engage in any activity intended to (x) divert from the Company, or from any subsidiary or affiliate, any business of the Company, or any subsidiary or affiliate, relating to any facility owned, leased or managed under a management contract or managed care contract at the time of the termination of Executive's employment or (y) to interfere with any relationship between any facility owned, leased or managed under a management contract or managed care contract at the time of the termination of Executive's employment and any or all of the members of the medical staff thereof (the "Medical Staff"), or (ii) enter into a healthcare related business relationship with any member of any of the Medical Staff.

          (b) During the Term of this Agreement, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any


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employees of the Company or any subsidiary to leave the employ of the Company or such subsidiary or in any way interfere with the relationship between the Company or any subsidiary and any employees of the Company or any subsidiary or
(ii) hire any more than two persons who were employees of the Company or any subsidiary within a six month period prior to the termination of Executive's employment; provided, however, that the Executive shall not be in breach of its obligations hereunder in the event the event it solicits or hires two or fewer employees or former employees of the Company who would otherwise be subject to the terms of this Section 6(b).

         (c) It is the intent of the parties that the restrictions contained in this Section 6 shall be reasonable in both duration and geographic scope. If any court of competent jurisdiction shall find the provisions of this Section unreasonable, the restrictions contained in this Section shall be reduced in duration and/or geographic scope to the extent necessary to be deemed reasonable by such court, and shall be enforceable as so modified.

         Section 7. Confidential Information.

         (a) The Executive shall not, during the term of his employment or thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, Confidential Information (as defined herein). "Confidential Information" shall mean all nonpublic information respecting to the business of the Company and its subsidiaries including, but not limited to, their contracts, leases, management plans, products, research and development, processes, customer lists, marketing plans and strategies. Confidential Information does not include information that is or becomes generally known to and available for use by the public unless such availability occurs through an unauthorized act or omission on the part of Executive.

          (b) Except as may be otherwise consented to in writing by the Company, at the termination of his employment, all memoranda, diaries, notes, records, cost information, customer lists, marketing plane and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by Executive in his possession or subject to his control at such time except that Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

          (c) Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

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          Section 8. Termination; Termination Benefits. The term of employment hereunder shall be terminated upon the first to occur of the following:

          (a) The expiration of the term of employment pursuant to Section 2 of this Agreement;

          (b) Executive's death or Permanent Disability. "Permanent Disability" shall mean physical or mental incapacity of a nature which prevents Executive, in the judgment of an independent qualified physician of good standing, from performing his duties under this Agreement for a period of three months. If the term of employment is terminated because of Executive's death or Permanent Disability, the Company shall pay (in the case of death) to Executive's beneficiary or beneficiaries designated in writing to the Company, or to Executive's estate in the absence or lapse of such designation, or (in the case of Permanent Disability) to Executive or his representative, any insurance proceeds attributable to Executive's death or disability;

          (c) Executive's employment being terminated by the Company for Cause. Termination "for Cause" shall mean termination because of: (i) the refusal, neglect or failure without good reason of Executive to perform a major portion of the services to be performed by him under this Agreement, provided Executive shall first have been given written notice of such refusal, neglect or failure and shall fail within thirty (30) days following delivery of such notice to cure such refusal, neglect or failure; (ii) gross negligence or willful misconduct in the performance of Executive's duties hereunder; (iii) the habitual intoxication or inexcusable repeated or prolonged absence from work of Executive; (iv) the perpetration by Executive of a fraud against the Company; or (v) the conviction of Executive of a felony. Termination for Cause shall occur upon delivery to Executive of a written notice of such action by the Company, which written notice shall specify the grounds for such termination. If Executive's employment is terminated for Cause, the Company's only obligation shall be payment of the Base Salary for such period of time as is consistent with the standard practice of the Company;

          (d) Executive's Voluntary Termination of employment with the Company. "Voluntary Termination" shall mean the termination of Executive's employment with the Company as a result of his resignation or by mutual agreement between Executive and the Company. If Executive's employment is terminated as a result of a Voluntary Termination, the Company's only obligation to Executive shall be payment of the Base Salary for such period of time as is consistent with the standard practice of the Company, but not less than 90 days from the date such termination occurs; or


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                                   SCHEDULE A


EXECUTIVE: STEVEN P. TAYLOR

TITLE WITHIN THE COMPANY: Senior Vice President

COMPENSATION:

         Executive's Base Salary shall be paid at the rate of $176,000 per year. Executive shall also be entitled to such annual incremental increases in Base Salary as may be given to similarly situated executives of the Company.

         Executive shall be paid Bonus compensation in an amount equal to fifty percent (50%) of Executive's Base Salary, the payment of which Bonus compensation shall be contingent upon the Company meeting or exceeding its annual target budget.

         Executive shall be entitled to the advance payment of twenty percent (20%) of Executive's Bonus compensation following the first six months of the first year of the term hereof, if the Company shall have met its target budget for such period.

         Executive shall be entitled to the standard employee benefits package provided by the Company to Executive immediately prior to consummation of the transaction that is the subject of the Investment Agreement, subject to the Company's right to substitute reasonably comparable alternative benefits; provided, however, Executive shall be entitled to accrue vacation time without limit. Executive shall be entitled to any carry forward and continue, on its existing terms, that certain loan made from U.S. Bank of Oregon to Executive in the amount of $200,000, including the continued payment by the Company of the interest thereon; provided, however, that such loan shall be due and payable in full by no later than the effective date of an initial public offering of the stock of the Company.

         Executive shall be eligible to participate in any stock option/stock purchase plans or similar equity programs to be developed for key employees.


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If to the Company:

                        c/o Principal Hospital Company
                        5103 Paddock Village Court
                        Suite A-12
                        Brentwood, TN 37027
                        Attn: Martin Rash, President
                        Phone: 615/370-1377
                        Fax: 615/370-9539

         Section 12. Full and Complete Agreement. This Agreement, including the exhibits and schedules hereto constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements regarding Executive's employment by the Company or any of its subsidiaries or affiliates.

         Section 13. Amendment. This Agreement may be modified only by a written instrument executed by both parties.

         Section 14. Nonassignability. This Agreement and the rights and benefits hereunder are personal to the Company and are not assignable or transferable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided, however, that this Agreement and the rights and benefits hereunder shall be assigned by the Company to any corporation acquiring all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation without any future action by Executive or the Company. Executive's right and interests under this Agreement may not be assigned, pledged or encumbered by Executive. The provisions of this Agreement shall inure to the benefit of Executive's heirs, executors, administrators and successors in interest.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         Section 16. Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 17. Titles and Headings. Titles and section headings herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

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          (e) Executive's employment being terminated by the Company without
Cause. Termination "without cause" shall mean termination by the Company of Executive's employment on any basis other than those provided in paragraphs (al, (b) (c) or (d) of this Section 8. If the term of employment is terminated without Cause, the Company shall give 10 days written notice thereof to Executive and Executive shall be entitled to receive in full at the time of termination the Base Salary and all Bonus payments as if earned in full, in respect of the unexpired portion of the term of employment in the amounts and at the times provided in Section 3.

          Section 9. Injunctive Relief. Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 6 or Section 7 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such sections in addition to any other legal or equitable remedy it may have. Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section 6 or Section 7 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other instrument.

          Section 10. Withholding of Taxes. Any payments to Executive, or to his designated beneficiary or beneficiaries, pursuant to the terms of this Agreement shall be reduced by such amounts as may be required to be withheld with respect thereto under all present and future federal, state and local tax laws and regulations and other laws and regulations.

          Section 11. Notice. Any notice, demand, approval or other communication which may or is required to be given under this Agreement shall be in writing and shall be deemed to have been given on the earlier of the day actually received or on the close of business on the third business day next following the day when deposited in the United States mail, postage prepaid, registered or certified, addressed to the party at the address set forth after its name below or such other address as may be given by such party in writing to the other:

          If to Executive:
          Steven P. Taylor
          7156 SE Reed College Pl.
          Portland, OR 97202



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first set forth above.




                                        COMPANY
                                        BIRM, INC.

                                        By: /s/
                                            ---------------------------
                                        Name:
                                              -------------------------
                                        Title:
                                              -------------------------

                                        EXECUTIVE
                                        STEVEN P. TAYLOR

                                        /s/ Steven P. Taylor
                                        -------------------------------


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          Section 18.  Severability. If any portion of this Agreement is deemed invalid or unenforceable for any reason by a court of competent jurisdiction, then such provision will continue in effect only to the extent that is remains valid, and all other provisions in this Agreement in all other respects shall remain valid and enforceable.

          Section 19. Attorney Fees. In the event that suit or action is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover his or its attorney fees and costs, including those incurred on appeal, as determined by the court.


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